UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officers)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 31, 2007, the Board of Directors of The Pantry, Inc. (the “Company”), upon recommendation of its Compensation and Organization Committee (the “Committee”), approved The Pantry, Inc. Incentive Compensation Plan (the “Plan”) to replace its two current annual cash incentive plans, the Executive Incentive Plan and the Management/Administrative Plan. As administrator of the Plan, the Committee is authorized to select eligible participants in the Plan, and for fiscal year 2007, the Committee has selected the Company’s executive officers, vice presidents, regional vice presidents and division directors as Plan participants.

The Plan is designed to align the interests of the Company’s executive officers with the interests of its stockholders by linking bonus amounts directly to Company performance. Executive officers are eligible to receive cash bonuses under the Plan based on the Company’s (i) earnings per share (“EPS”), as adjusted for acquisitions, (ii) growth in merchandise sales and (iii) growth in gasoline gallons sold. Under the Plan, targets for EPS, merchandise sales growth and gasoline gallons growth will be determined at the beginning of each fiscal year based upon the Company’s approved internal budget estimates. Executives will be eligible for bonuses based on threshold, target and maximum performance levels set by the Committee, and actual bonus payments, if any, will therefore vary depending on the Company’s actual EPS, merchandise sales and gasoline gallons sold. In addition, the Committee may award bonuses or otherwise increase, reduce or eliminate bonuses that would otherwise be payable under the Plan in its sole discretion. Executives who join the Company mid-year will have any bonuses prorated, except that no executive hired after the end of the Company’s third fiscal quarter will be eligible to receive a bonus in that fiscal year.

Bonuses are intended to be paid no later than March 15 following the close of the fiscal year, but generally will be paid within 30 days of completion of the Company’s audited financial statements. Participants must be employed on the date bonuses are paid in order to receive a payment, except that participants whose employment is terminated due to death or disability or as otherwise determined by the Committee in its discretion may have their bonuses prorated and paid on the date other bonuses are paid in the discretion of the Committee.

Bonuses for executive officers whose compensation is subject to Section 162(m) of the Internal Revenue Code will be subject to additional requirements set forth in the Company’s 2007 Omnibus Plan, which has been submitted to the stockholders for their approval at the 2007 annual stockholders’ meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary

Date: February 6, 2007